TERRITORY OF THE BRITISH VIRGIN ISLANDS
BVI BUSINESS COMPANIES ACT, 2004

CERTIFICATE OF CHANGE OF NAME
(Section 21)

The REGISTRAR OF CORPORATE AFFAIRS of the British Virgin Islands HEREBY CERTIFIES that, pursuant to the BVI Business Companies Act, 2004, all the requirements of the Act in respect of a change of name having been complied with

Green China Resources, Inc
中国绿源有限公司
BVI COMPANY NUMBER **1471804**

which was incorporated in the British Virgin Islands under the BVI Business Companies Act, 2004, on the 20th day of March, 2008 has changed its name to

Green Asia Resources Inc.
亚洲绿源有限公司

this 21st day of April, 2011.

REGISTRAR OF CORPORATE AFFAIRS BVI FINANCIAL SERVICES COMMISSION FSC

for **REGISTRAR OF CORPORATE AFFAIRS**
21st day of April, 2011

TERRITORY OF THE BRITISH VIRGIN ISLANDS
BVI BUSINESS COMPANIES ACT, 2004

CERTIFICATE OF CHANGE OF NAME
(Section 21)

The REGISTRAR OF CORPORATE AFFAIRS of the British Virgin Islands HEREBY CERTIFIES that, pursuant to the BVI Business Companies Act, 2004, all the requirements of the Act in respect of a change of name having been complied with

Green Asia Resources Inc.
亚洲绿源有限公司
BVI COMPANY NUMBER **1471804**

which was incorporated in the British Virgin Islands under the BVI Business Companies Act, 2004, on the 20th day of March, 2008 has changed its name to

Green Asia Resources Inc.

this 2nd day of May, 2011.

REGISTRAR OF CORPORATE AFFAIRS
BVI FINANCIAL SERVICES COMMISSION
FSC

for **REGISTRAR OF CORPORATE AFFAIRS**
2nd day of May, 2011